UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2016

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Phase 2 Clinical Trial of Tazemetostat Update

The Company is conducting a registration-supporting international 150-patient, five-arm phase 2 clinical trial of tazemetostat for the treatment of NHL. Patients in the phase 2 NHL study are stratified into one of five arms:

•	Germinal center DLBCL, wild-type EZH2,

•	Germinal center DLBCL, mutant EZH2,

•	Non-germinal center DLBCL,

•	Follicular lymphoma, wild-type EZH2, and

•	Follicular lymphoma, mutant EZH2.

Overall, enrollment in the five-arm phase 2 NHL study is proceeding as expected. Each of these arms will enroll 30 patients subject to an interim futility analysis for each arm. To date, based on preliminary response data, the Company believes that it has surpassed futility in two of the five arms, and it has not yet achieved the necessary events to determine futility or non-futility in the other three arms. Definitive futility analyses will be determined at a later date by an independent data safety monitoring board.

Planned Phase 2 Clinical Trial of Tazemetostat

The Company plans to initiate in the third quarter of 2016 a phase 2 study of tazemetostat in relapsed or refractory patients with mesothelioma characterized by mutations in an enzyme called BAP1, which is involved in regulating EZH2 expression.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date:	January 5, 2016	By:	/s/ Robert B. Bazemore

Robert B. Bazemore
President and Chief Executive Officer